                                                                   EXHIBIT 10.22

                                DEED OF RELEASE

                                    between

                              IVANHOE ENERGY INC.

                                      and

                           KUBAN PETROLEUM LTD. (BVI)

                                      and

                               TYUMEN OIL COMPANY

                                      and

                                 TYUMENNEFTEGAZ

                                August 10, 2000

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This DEED OF RELEASE is made on August lo,2000 by and between:

     (1) Joint Stock Company Tyumen Oil Company, a company organized and existing under the laws of the Russian Federation with its registered office at 67 Lenina Ulitsa, Tyumen, 625000, the Russian Federation ("TOC");

     (2) Joint Stock Company Tyumenneftegaz, a company organized and existing under the laws of the Russian Federation with its registered office at 67 Lenina Ulitsa, Tyumen, 625000, the Russian Federation ("TNG");

     (3) Ivanhoe Energy Inc., a company organized and existing under the laws of Canada with its registered office at Suite 300, 204 Black Street, Whitehorse, Yukon, Y1A 2M9 Canada ("Ivanhoe"); and

     (4) Kuban Petroleum Ltd, a company organized and existing under the laws of the British Virgin Islands whose registered office is at Columbus Center Building, Wickhams Cay, Tortola, British Virgin Islands ("Kuban").

WHEREAS:

     (A)   TOC controls a majority of the voting shares in TNG;

     (B) Kuban, an affiliate of Ivanhoe, owns a 100% interest in each of Great Plains Petroleum (Cyprus) Limited ("Great Plains") and Global Petroleum (Cyprus) Limited ("Global"). Global owns 50% of the shares in ZAO Radonezh Petroleum, a company organized and existing under the laws of the Russian Federation ("Radonezh");

     (C) By Agreement of even date herewith ("the Share Purchase Agreement"), Kuban has agreed to sell its shares in Great Plains and Global to Stesana Enterprises Limited;

     (D) By Notice of Arbitration and Preliminary Statement of Claim dated June 11, 1999 Great Plains initiated arbitration proceedings ("the Proceedings") against TNG in Stockholm, Sweden, in connection with the affairs of ZAO Tura Petroleum ("Tura"). Great Plains and TNG own 50% each of the shares in Tura;

     (E) It is a condition to Closing of the Share Purchase Agreement that the Parties enter into this Deed of Release.

IT IS AGREED AS FOLLOWS

ARTICLE 1. DEFINITIONS

In this Deed of Release, the following terms shall have the following meanings:

"TOC GROUP" shall mean TOC, TNG and each of their past direct or indirect subsidiaries, officers, directors and employees (until such entities or individuals ceased to be a subsidiary, officer, director or employee of TOC and/or TNG), present shareholders, subsidiaries, indirect or direct affiliates, successors and assigns and each of their respective present officers directors and employees and future direct and indirect subsidiaries, officers, directors and employees for a period of 3 years from the date hereof, including Global, Great Plains, Tura and Radonezh.

"IVANHOE GROUP" shall mean Ivanhoe, Kuban and each of their past direct or indirect subsidiaries, officers, directors and employees (until such entities or individuals ceased to be a subsidiary, officer, director or employee of Ivanhoe and Kuban), present shareholders, subsidiaries, indirect or direct affiliates, successors and assigns and each of their respective present officers directors and employees and future direct and indirect subsidiaries, officers, directors and employees for a period of 3 years from the date hereof, except Great Plains, Global, Radonezh and Tura.

"MEMBER" shall mean, when used in connection with the TOC Group or the Ivanhoe Group a person and/or a legal entity being part of such group.

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"PARTIES" shall mean TOC, TNG, Ivanhoe and Kuban with each individually referred to as a "Party".

"WARRANTY" means the representations and warranties contained in section 2.3,
3.5 and 3.6 and any other representation and warranty made herein by or on behalf of the Parties to this Deed of Release.

ARTICLE 2. RELEASES, DISCHARGES AND WAIVERS

2.1. With effect from the date hereof and in consideration of the Parties' mutual release and waiver and causing such releases and waivers to apply with respect to the respective Party's Group in favor of each other:

     (a) Ivanhoe and Kuban hereby agree to, and agree to procure that the Ivanhoe Group, release, forever discharge, and waive their right to pursue any claim howsoever arising against, TNG, TOC and the TOC Group from and in respect of all, and all manner of, actions and claims, in law or in equity, which are, were or could have been asserted as of the date of this Deed of Release, irrespective of whether or not such actions or claims are presently known or unknown, formally notified, brought or commenced, and which in any way relate to Tura, its business and the relationship and dealings between the Ivanhoe Group and the TOC Group in the context of Tura's business and affairs to the date hereof and/or the Proceedings; provided that this paragraph shall not release TOC and TNG from any of their obligations under this Deed of Release; and

     (b) TOC and TNG hereby agree to, and agree to procure that the TOC Group, release, forever discharge, and waive their right to pursue any claim howsoever arising against, Ivanhoe, Kuban and the Ivanhoe Group from and in respect of all, and all manner of, actions and claims, in law or in equity, which are, were or could have, been asserted as of the date of this Deed of Release, irrespective of whether or not such actions or claims are presently known or unknown, formally notified, brought or commenced, and which in any way, relate to Tura, its business and the relationship and dealings between the Ivanhoe Group and the TOC Group in the context of Tura's business and affairs to the date hereof and/or the Proceedings; provided that this paragraph shall not release Ivanhoe and Kuban from any of their obligations under this Deed of Release;

2.2. To the extent that any proceedings have been commenced by a member of either the TOC Group or the Ivanhoe Group against a member of the other Group in any court or forum in respect of or arising out of the events or matters set out herein, it is agreed that (a) for the avoidance of doubt the releases, waivers and discharges set out in Article 2.1 shall apply to such proceedings and (b) the party that has commenced such proceedings shall at its own expense take all steps necessary to terminate such proceedings and to withdraw all and any claims asserted therein without liability to the remaining party.

2.3. Each of the Parties represents and warrants to the others that (a) no actions, causes of actions, suits, claims or demands in law or in equity have previously been assigned by said Party or by any other member of said Party's Group to any other person, partnership or entity which if such matter had not been assigned, would have been released and discharged pursuant to this Deed of Release, and (b) said Party is unaware of any actions, causes of actions, suits, claims or demands in law or in equity which said Party, or any of its affiliates may have against the others which is not subject to the provisions of Section 2.1.

2.4. The Parties acknowledge that a breach or breaches of the provisions of this Clause 2 by one or more of the Parties may result in substantial damage to the business of other Parties and that such breach or breaches may entitle such other parties to payment of damages to compensate them for losses resulting from such breach or breaches.

2.5. Nothing in this Deed of Release or in any other agreements, negotiations or actions connected with it shall be construed as an acceptance by TOC and TNG of the jurisdiction of the arbitral tribunal in Stockholm (the "Tribunal") with regard to the Proceedings or a waiver of TNG's objections thereto.

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ARTICLE 3. WARRANTIES

3.1. Each of TOC and TNG represents and warrants to each of Ivanhoe and Kuban and each of Ivanhoe and Kuban represents and warrants to each of TOC and TNG, that each of the Warranties made by it is true, accurate, complete and not misleading at the date of this Deed of Release.

3.2. Each of the Parties acknowledges that the other Party is entering into this Deed of Release in reliance on each Warranty which has also been given as a representation and with the intention of inducing the other Party to enter into this Deed of Release.

3.3. Each of the Warranties shall be construed as a separate and independent warranty and shall be limited and restricted by reference to the terms of each respective Warranty and the Warranties shall survive the execution of this Deed of Release.

3.4. The rights and benefits of or under the Warranties may be assigned (together with any cause of action arising in connection with any Warranty) by the Parties to their successors in title or to any member of their respective Group.

3.5. Each of TOC and TNG represent and warrant to each of Ivanhoe and Kuban that:

     (a) it is duly organized and validly existing under the laws of the Russian Federation;

     (b) it has the right, power and authority and has taken all action necessary to validly execute and deliver, and to exercise its rights and perform its obligations under this Deed of Release, and that the individuals signing this Deed of Release on behalf of TOC and TNG are duly authorized to do so;

     (c) its respective obligations under this Deed of Release will be enforceable in accordance with their terms;

     (d) the choice of law and the arbitration clause hereunder are valid and binding on each of TOC and TNG.

3.6. Each of Ivanhoe and Kuban represent and warrant to each of TOC and TNG that:

     (a) it is duly organized and validly existing under the laws of its jurisdiction;

     (b) it has the right, power and authority and has taken all action necessary to validly execute and deliver, and to exercise its rights and perform its obligations under this Deed of Release, and that the individuals signing this Deed of release on behalf of Ivanhoe and Kuban are duly authorized to do so;

     (c) its respective obligations under this Deed of Release will be enforceable in accordance with their terms;

     (d) the choice of law and the arbitration clause hereunder are valid and binding on each of Ivanhoe and Kuban.

ARTICLE 4. ANNOUNCEMENT, CONFIDENTIALITY

4.1. The Parties shall sign at the time of Closing of the Share Purchase Agreement a pre-agreed text of a joint Press Release. Save for such Press Release, the Parties agree that the terms and conditions of this Deed of Release and any and all other information relating to the Proceedings, and the Share Purchase Agreement shall remain confidential for a period of twelve (12) months, except as required by law and/or applicable stock exchange rules. During this period such information shall not be disclosed by either Party to any third party, including but not limited to subsidiaries, affiliates, officers, directors, and employees of such entities, or any unauthorized person without the prior written consent of TOC or Ivanhoe, respectively, which consent shall not be unreasonably withheld, unless and to the extent such disclosure is required for a proper fulfillment of the Parties' obligations arising out of this Deed of

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Release or if such information is already publicly known or if a Party or the
Parties are legally obliged to disclose such information.

ARTICLE 5. GOVERNING LAW AND ARBITRATION

5.1. This Deed of Release shall be governed by the substantive law of England and Wales.

5.2 Any dispute, controversy or claim arising out of or in connection with this Deed of Release, or the breach, termination or invalidity thereof, shall be finally settled by arbitration in accordance with the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce.

     The Tribunal shall be composed of three arbitrators;

     The place of arbitration shall be Stockholm, Sweden;

     The arbitral proceedings shall be conducted in both English and Russian languages.

ARTICLE 6. MISCELLANEOUS

6.1. This Deed of Release shall not in any way be construed as an admission by any of the Parties of any wrongful or illegal act against the other or any other person, partnership or entity. Neither shall it be construed as an implicit or explicit recognition or admission of any current or past claims by any Party.

6.2. This Deed of Release may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall constitute one and the same instrument,

6.3. In connection with entering into this Deed of Release the Parties shall deliver to each other the following legal opinions:

     (a) the opinion of Goodman Phillips & Vineberg, a Canadian legal counsel for Ivanhoe, attesting to:

           (i) the due organization and good standing of Ivanhoe; Ivanhoe's corporate power and authority and taking of necessary corporate actions to authorize its execution, delivery and performance of this Deed of Release, and the due authorization of the individual(s) executing this Deed of Release on behalf of Ivanhoe;

           (ii) its conclusion that no licenses, approvals, consents, filings or registrations of any governmental authority are required for the due execution, delivery or performance by Ivanhoe of this Deed of Release; and

           (iii) its conclusion the choice of governing law and arbitration clause in this Deed of Release are valid and binding on Ivanhoe.

     (b) the opinion of Harney Westwood & Riegels, British Virgin Islands legal counsel for Kuban, attesting to:

           (i) the due organization and good standing of Kuban; Kuban's corporate power and authority and taking of necessary corporate actions to authorize its execution, delivery and performance of this Deed of Release; and the due authorization of the individual(s) executing this Deed of Release on behalf of Kuban;

           (ii) its conclusion the choice of governing law and arbitration clause in this Deed of Release are valid and binding on Kuban;

           (iii) its conclusion that no licenses, approvals, consents, filings or registrations of any governmental authority are required for the due execution, delivery or performance by Kuban of this Deed of Release.

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     (c)   the opinion of White & Case LLC, attesting to:

           (i) TOC and TNG's corporate power and authority and taking of necessary corporate actions to authorize its execution, delivery and performance of this Deed of Release; and the due authorization of the individual(s) executing this Deed of Release on behalf of each TOC and TNG;

           (ii) its conclusion that no licenses, approvals, consents, filings or registrations of any governmental authority are required for the due execution, delivery or performance by each of TOC and TNG of this Deed of Release.

           (iii) its conclusion the choice of governing law and arbitration clause in this Deed of Release is valid and binding on each of TOC and TNG;

6.4. Any notice, request or other communication to be given or made under this Deed of Release by one Party to other Party or Parties shall be in writing. The notice, request or other communication may be delivered by hand, airmail, facsimile or established courier service to the Party's address specified below or at such other address as such Party notifies to the other Parties from time to time and will be effective upon receipt or, in the case of delivery by hand or by established courier service, upon refusal to accept delivery.

    For TOC:

    18 Schipok Street, Building 2, 113093, Moscow, Russia

    Alternative address for communications by fax:  (095) 959-74-13

    For TNG:

    67 Lenina Street, 62530 Tyumen, Russia

    Alternative address for communications by fax:  (3452) 465011

    For Ivanhoe:

    9th Floor, Waterfront Centre, 200 Burrard Street, Vancouver, B.C. V6C 3L6, Canada

    Alternative address for communications by fax: 81-3-3947-53 19, attention:
    Beverly Dowing

    For Kuban:

    9th Floor, Waterfront Centre, 200 Burrard Street, Vancouver B.C. V6C 3L6, Canada

    Alternative address for communications by fax: 16046827 131, Tel:
    1604682773 7, attention: Goodman Phillips & Vineberg, 1900 - 355 Burrard Street, Vancouver, V6C 2G8, Canada

In the absence of evidence of earlier receipt, a notice or other communication is deemed given:

     (a)   if delivered personally, when left at the address referred to in section 5.4;

     (b)   if sent by mail except air mail, twelve days after posting it;

     (c)   if sent by air mail, six days after posting it;

     (d)   if sent by fax, on closing of its transmission.

6.5. TOC and TNG expressly represent and warrant that execution of the Deed of Release requires a resolution of their respective Board of Directors. Therefore, each of TOC and TNG undertake to deliver as soon as it is practically possible but in no event later than 45 days from the date of this Deed of Release to each of Ivanhoe and Kuban certified as true copies of the duly adopted resolutions of their duly appointed Board of Directors duly ratifying execution of this Deed of Release as of the date thereof.

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This Agreement has been executed as a Deed in FOUR copies each of which shall be deemed an original and each of the Parties retains one such original.

IVANHOE ENERGY INC.

By:       /s/ MATTHEW LECHTZIER
   -----------------------------------
            Matthew Lechtzier


KUBAN PETROLEUM LTD.

By:       /s/ MATTHEW LECHTZIER
   -----------------------------------
            Matthew Lechtzier


TYUMEN OIL COMPANY

By:       /s/ IGOR V. MAYDANNIK
   -----------------------------------
            Igor V. Maydannik


TYUMENNEFTEGAZ

By:    /s/ ALEXANDRE O. TCHIVILEV
   -----------------------------------
         Alexandre O. Tchivilev

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